Exhibit 10(xiv)

AMENDMENT TO THE INVESTMENT AGREEMENT

THIS AMENDMENT is entered into as of December 8, 2010(hereinafter the “Amendment”) by and between Abakan Inc., 2665 S. Bayshore Drive, Suite 450, Miami, Florida 33133 (hereinafter “Abakan”), and MesoCoat, Inc., 24112 Rockwell Drive, Euclid, Ohio 44117 USA (hereinafter “MesoCoat”), and Powdermet, Inc., 24112 Rockwell Drive, Euclid, Ohio 44117 USA (hereinafter “Powdermet”) all of the above parties herein collectively referred to as the “Parties” or singularly as a “Party.

WHEREAS:

A.                 The Parties entered into an Investment Agreement on December 9, 2009 (hereinafter the “Agreement”), whereby Abakan may acquire up to a 75% equity interest in MesoCoat through subscription for new common shares and the exercise of options on existing common shares;

B.                 The Parties desire to effect an amendment to Section 10.1 of Article 10 Options to Purchase Shares of the Agreement to extend the term and exclusivity provided therein for Abakan to exercise the 51% Option that entitles Abakan to purchase an additional 17% equity interest to an aggregate amount of shares equal to 51% of MesoCoat on a fully diluted basis;

C.                 The Parties acknowledge that Abakan has provided notice to MesoCoat and part payment against the exercise price for the 51% Option in the amount of $1,225,000 as of the date of this Amendment; and

D.                 Section 14.9 of Article 14 General provides that modification or amendment to the Agreement may be made if agreed to by the Parties thereto in writing.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and $1.00 paid by Abakan to each of MesoCoat and Powdermet, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.                  Amendment. The Parties hereto agree to amend the Agreement by deleting Section 10.1(a) of Article 10 Options to Purchase Shares in its entirety and to replace it as follows:

“(a)      ABK may, at its sole discretion, exercise the 51% Option by the later of January 31, 2011 or five business days subsequent to the date on which the Company completes its audit for the period ended May 31, 2010;”

2.          Conditions of Effectiveness. This Amendment shall become effective when each Party has received the counterparts of this Amendment, executed and delivered by the respective Parties.

3.          Representations and Warranties of Abakan. In order to induce MesoCoat and Powdermet to enter into this Amendment, Abakan does hereby make the following representations and warranties to MesoCoat and Powdermet:

3.1.       Corporate Power and Authorization. Abakan has the requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment.

3.2.       No Conflict. Neither the execution and delivery by Abakan of this Amendment nor the consummation of the transactions contemplated or required hereby nor compliance by Abakan with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Abakan or any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which Abakan is a party or by which any of its properties is bound, or constitute a default thereunder or result in the creation or imposition of any lien.

3.3        Authorization; Governmental Approvals. The execution and delivery by Abakan of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of Abakan and (ii) do not and will not require any authorization, consent, approval or license from or any registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.4.       Valid and Binding Effect. This Amendment has been duly and validly executed and delivered by Abakan and constitutes the legal, valid and binding obligation of Abakan, enforceable in accordance with its terms.

4.         Representations and Warranties of MesoCoat and the Powdermet. In order to induce Abakan to enter into this Amendment, MesoCoat and Powdermet do hereby make the following representations and warranties to Abakan:

4.1.        Corporate Power and Authorization. MesoCoat and Powdermet have the requisite corporate power and authority to execute, deliver and perform their obligations under this Amendment.

4.2.       No Conflict. Neither the execution and delivery by MesoCoat or Powdermet of this Amendment nor the consummation of the transactions contemplated or required hereby nor compliance by MesoCoat or Powdermet with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of MesoCoat or Powdermet or any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which MesoCoat or Powdermet is a party or by which any of his or its properties is bound, or constitute a default thereunder or result in the creation or imposition of any lien.

4.3.       Authorization; Governmental Approvals. The execution and delivery MesoCoat and Powdermet of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of MesoCoat and Powdermet and (ii) do not and will not require any authorization, consent, approval or license from or any registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

4.4.       Valid and Binding Effect. This Amendment has been duly and validly executed and delivered by MesoCoat and Powdermet and constitutes the legal, valid and binding obligation of MesoCoat and Powdermet, enforceable in accordance with its terms.

5.          Amendment to the Agreement. The Agreement is hereby, and shall henceforth be deemed to be, amended, modified and supplemented in accordance with the provisions hereof, and the respective rights, duties and obligations under the Agreement shall hereafter be determined, exercised and enforced under the Agreement, subject in all respects to such amendments, modifications, and supplements and all terms and conditions of this Amendment.

6.          Ratification of the Agreement. Except as expressly set forth in this Amendment, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the Agreement are hereby ratified, readopted, approved, and confirmed and remain in full force and effect.

7.          No Implied Waiver. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver or modification of any provision of, or operate as a waiver of any right, power or remedy of the Parties under the Agreement, or prejudice any right or remedy that the Parties may have or may have in the future under or in connection with the Agreement, or any instrument or agreement referred to therein. The Parties acknowledge and agree that the representations and warranties contained in the Agreement, and in this Amendment shall survive the execution and delivery of this Amendment and the effectiveness hereof.

8.          Multiple Counterparts. This Amendment may be executed in several counterparts, each of which will be deemed to be an original but all of which will constitute one in the same instrument. However, in enforcing any Party's rights under this Amendment it will be necessary to produce only one copy of this Amendment signed by the Party to be charged. A signature sent by legible facsimile shall be deemed an original.

9.         Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to its choice of law principles.  All matters in difference between the Parties in relation to this Agreement shall be referred to arbitration under the State of New York Arbitration Act by a single arbitrator, if the Parties agree upon one, otherwise to three arbitrators, one to be appointed by Abakan, one to be appointed by MesoCoat and a third to be chosen by the first two named before they enter upon the business of arbitration. The award and determination of the arbitrator or arbitrators or any two of the three arbitrators shall be binding upon the parties and their respective heirs, executors, administrators and assigns.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first set forth above.

Abakan Inc.

/s/ Robert Miller

By: Robert Miller

Chief Executive Officer

MesoCoat, Inc.

/s/ Andrew Sherman

By: Andrew Sherman

President

Powdermet, Inc.

/s/ Andrew Sherman

By: Andrew Sherman

President